UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2009, David Coriat resigned from the board of directors of Image Entertainment, Inc. (the “Company”) effective immediately.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: November 25, 2009	By:	/s/ MICHAEL B. BAYER
Name Michael B. Bayer Title: Corporate Secretary